    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1994

                                                     Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SEAGATE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                   DELAWARE                                     94-2612933
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                   (IDENTIFICATION NUMBER)

                                 920 Disc Drive
                            Scotts Valley, CA 95066
                                 (408) 438-6550
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                ALAN F. SHUGART
                    Chairman of the Board, President, Chief
                 Executive Officer and Chief Operating Officer
                            Seagate Technology, Inc.
                                 920 Disc Drive
                            Scotts Valley, CA 95066
                                 (408) 438-6550
(Name, address, including zip code and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

                             Larry W. Sonsini, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                              Palo Alto, CA 94304

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    AS SOON AS POSSIBLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                    PROPOSED         PROPOSED
                                                     MAXIMUM          MAXIMUM
                                    AMOUNT          OFFERING         AGGREGATE        AMOUNT OF
   TITLE OF EACH CLASS OF            TO BE          PRICE PER        OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED      REGISTERED          SHARE            PRICE             FEE
- -------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value......................   737,099 shares(1)  $22 1/4(2)    $16,400,452.75(2)    $5,655.33

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Includes Preferred Shares Purchase Rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on October 7, 1994, in accordance with Rule 457(c) under the Securities Act of 1933.
                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1994

PROSPECTUS

                                 737,099 SHARES

                            SEAGATE TECHNOLOGY, INC

                                  COMMON STOCK

     This Prospectus may be used in connection with the offer and sale, from time to time, of up to 737,099 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Seagate Technology, Inc. ("Seagate" or the "Company"), for the account of 9001-7138 Quebec Inc., a corporation organized under the laws of Quebec (the "Selling Stockholder"). All of the Shares covered hereby are to be sold by the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company.

     The Shares offered hereby were acquired by the Selling Stockholder from the Company in connection with the acquisition by the Company of all of the outstanding capital stock of Crystal Computer Services Inc. in May 1994. Terry Cunningham, the sole shareholder of 9001-7138 Quebec Inc., is President of Crystal Computer Services Inc., now a wholly owned subsidiary of the Company. The Shares may be offered and sold, from time to time, by the Selling Stockholder in one or more transactions (which may involve block transactions) on the Nasdaq National Market (or any exchange on which the Common Stock may then be listed), in the over-the-counter market, in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid by the Selling Stockholder. See "Plan of Distribution."

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "SGAT." On October 12, 1994, the last sale price for the Common Stock as reported on the Nasdaq National Market was $25 3/8 per share.

     SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS OCTOBER , 1994

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares covered by this prospectus, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 1994; (ii) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on April 17, 1987; and (iii) the description of the Company's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on November 23, 1988.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations at the Company's principal executive offices at 920 Disc Drive, Scotts Valley, California 95066 or by telephone at (408) 438-6550.

                            ------------------------

                                  THE COMPANY

     Seagate Technology, Inc. ("Seagate" or the "Company") designs, manufactures and markets a broad line of rigid magnetic disc drives for use in computer systems ranging from notebook computers and desktop PCs to workstations and supercomputers, as well as in multimedia applications such as digital video and video-on-demand. The Company's products include over 100 rigid disc drive models with form factors from 2.5 to 5.25 inches and capacities from 130 megabytes to 9 gigabytes. The Company sells its products to original equipment manufacturers ("OEMs") for inclusion in their computer systems or subsystems, and to distributors, resellers and dealers. The Company has pursued a strategy of vertical integration and accordingly designs and manufactures rigid disc drive components including recording heads, discs, substrates, motors and custom integrated circuits. Seagate also assembles certain of the key subassemblies for use in its products including printed circuit board and head stack assemblies. The Company's products are currently manufactured primarily in the Far East with limited production in the United States.

     In addition to pursuing its core rigid magnetic disc drive business, the Company is broadening its business strategy as a data technology company to more fully address the markets for storage, retrieval and management of data. In this regard, the Company has implemented a strategy to sell selected magnetic recording components including thin-film heads, head stack assemblies and motors to other manufacturers. The Company is also investigating various opportunities to invest in software activities in which software might be sold together with the Company's products or marketed separately to third parties. Finally, the Company's broadened strategy may include expanding its traditional rigid magnetic disc drive business to include other forms of data storage and retrieval, such as flash memory. The Company's broadened strategy may include acquisitions of, investments in and strategic alliances regarding complementary businesses, products and technologies.

     Seagate Technology is a registered trademark of Seagate Technology, Inc.

                                  RISK FACTORS

     An investment in the Shares being offered hereby involves a high degree of risk. In addition to the other information provided elsewhere in this Prospectus or incorporated herein by reference, the following risk factors should be considered carefully by potential purchasers in evaluating an investment in the Shares covered by this Prospectus.

     Variability of Demand, Price Erosion and Other Characteristics of the Rigid Disc Drive Industry. The rigid disc drive industry in which the Company competes is subject to a number of risks. The demand for rigid disc drive products depends principally on demand for computer systems, which has historically been volatile. Changes in demand for computer systems often have an exaggerated effect on the demand for rigid disc drive products in any given period, and unexpected slowdowns in demand for computer systems generally cause sharp declines in demand for rigid disc drive products. The industry has been characterized by periodic situations in which the supply of rigid disc drives exceeds demand, resulting in higher than anticipated inventory levels, strong price competition and significant price erosion. Even during periods of consistent demand, the industry is characterized by intense competition and ongoing price erosion over the life of a given rigid disc drive product. The Company expects that price erosion in the rigid disc drive industry will continue and that overall unit volumes may not grow sufficiently to result in material levels of industry-wide revenue growth. In addition, the demand of rigid disc drive customers for new generations of products has led to short product life cycles, which requires that industry participants constantly develop and introduce new rigid disc drive products on a cost-effective and timely basis. The manufacture of rigid disc drive products is difficult and complex, and it is common in the industry for companies to experience production difficulties that occasionally create delivery delays and quality problems. Most rigid disc drive products, including those of the Company, are manufactured outside of North America and foreign manufacturing is subject to a number of risks, including changes in government policies, transportation delays, tariffs, customs duties, fluctuations in foreign exchange rates, and export and tax controls. For these reasons, as well as those discussed in the following additional risk factors, an investment in the securities of the Company involves a high degree of risk.

     New Product Development. The rigid disc drive industry is characterized by rapidly changing technology, short product life cycles and rapidly changing customer needs, each of which requires ongoing development and introduction of new products. The Company believes that its future success will depend upon its ability to develop, manufacture and market products that meet changing customer needs, and that successfully anticipate or respond to changes in technology and standards on a cost-effective and timely basis. No assurance can be given that the Company will be able to successfully design or introduce new products in a timely manner, that the Company will be able to manufacture new products in volume with acceptable manufacturing yields and gross margins or successfully market such products, or that such products will perform to specifications on a long-term basis. In addition, during periods of new product introduction the Company must manage its inventory more carefully to avoid inventory obsolescence. The failure of the Company to achieve any of these objectives could have a material adverse effect on the Company's business and results of operations.

     Until recently, most rigid disc drives used ferrite heads. Although the performance of ferrite heads has dramatically improved over the years, the need for higher performance drives and the limitation of ferrite machining technology led to the development of thin-film heads. Thin-film heads, which are based on semiconductor processing technology, have better dimensional control than ferrite heads, permitting a higher density of storage on each disc. Today, all Seagate drives use thin-film heads. However, the Company believes that as requirements for even greater storage densities increase, demand for a more advanced head technology will grow. In anticipation of such growth, the Company currently has under development magneto-resistive ("MR") heads to be incorporated into future products. MR heads have discrete read and write structures that take advantage of special magnetic properties in certain metals to achieve significantly higher storage capacities. There can be no assurance that the Company's MR head development effort will be successful and a failure of the Company to successfully manufacture and market products incorporating MR head technology in a timely manner could have a material adverse effect on the Company's business and results of operations. Moreover, International Business Machines Corporation ("IBM") has initiated a lawsuit against the Company alleging misappropriation of IBM trade secrets, including trade secrets related to IBM's MR head technology. The Company believes that IBM's claims are without merit, is vigorously defending this suit and is continuing development and preparation for commercial manufacture of MR heads. However, if IBM prevails in this suit, the Company could be enjoined from manufacturing MR heads or commercializing disc drives containing such heads and could also be held liable for damages, any of which could have a material adverse effect on the Company's business and results of operations.

     Fluctuation of Quarterly Results. The rigid disc drive industry in which the Company competes is characterized by variability of demand and declining unit sales prices over the life of a product, and the Company anticipates that these characteristics will continue. The Company expects its competitors to offer new and existing products at prices necessary to gain or retain market share and customers. This competition and continuing price erosion could adversely affect the Company's results of operations in any given quarter and such adverse effects often cannot be anticipated until late in any given quarter. In addition, the Company's operating results may also be subject to significant quarterly fluctuations as a result of a number of other factors, including the timing of orders from and shipment of products to major customers, product mix, variations in product costs and pricing, delays in product development, introduction and production, increased competition and general economic and industry fluctuations.

     Variability of Customer Requirements. The rigid disc drive industry has been characterized by large volume OEM purchase agreements and large distributor orders. Typically, the Company's OEM purchase agreements permit customers to cancel orders and reschedule delivery dates without significant penalties. Anticipated orders from many of the Company's OEM customers have in the past failed to materialize or delivery schedules have been deferred as a result of changes in customer requirements. Such OEM order fluctuations and deferrals have had a material adverse effect on the Company's results of operations in the past, and there can be no assurance that the Company will not experience such effects in the future. Distributors typically furnish the Company with non-binding indications of their near-term requirements, with product deliveries based on weekly confirmations. To the extent actual orders from distributors decrease from their non-binding forecasts, such variances could have a material adverse effect on the Company's business and results of operations.

     Legal Proceedings. The Company is currently involved in numerous legal proceedings, including tax proceedings, securities class actions, patent claims, claims of misappropriation of trade secrets and claims for damages and costs relating to environmental matters. For a discussion of such legal proceedings see the "Income Taxes" and "Litigation" footnotes of the Company's consolidated financial statements incorporated herein by reference. An adverse judgment on one or more of these legal disputes could have a material adverse effect on the Company's business and results of operations.

     Business Diversification. In addition to pursuing its core rigid disc drive business, the Company is broadening its business strategy as a data technology company to more fully address the markets for storage, retrieval and management of data. Implementation of this broadened strategy entails risks of entering markets in which the Company may have limited or no experience. In addition, such broadened strategy could result in the diversion of management's attention from the core rigid disc drive business, which could adversely impact the core business. The Company's strategy to sell selected magnetic recording components to other rigid disc drive manufacturers may improve such manufacturers' ability to compete with the Company in its core business. The broadened strategy also entails acquisitions of, or investments in, businesses, products and technologies. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired businesses and the potential loss of key employees or customers of the acquired businesses.

     High Fixed Costs. The Company has pursued a strategy of vertical integration of its manufacturing process in order to reduce unit costs, control quality and assure availability of certain components. This strategy entails a high level of fixed costs and requires a high volume of production and sales to be successful. During periods of decreased demand, these high fixed costs have had, and could in the future have, a material adverse effect on the Company's results of operations.

     Manufacturing. Continued improvement in manufacturing process capabilities and reduced materials and manufacturing costs will be critical factors affecting the Company's results of operations. The Company frequently changes the manufacturing processes for and constituent components of many of its products and continually evaluates the transfer of volume production of many of its components and products between facilities. There can be no assurance that such changes and transfers will be implemented on a timely or cost-effective basis. Delays or problems encountered in any of the foregoing could have a material adverse effect on the Company's business and results of operations.

     Competition. The Company has experienced and expects to continue to experience intense competition from a number of domestic and foreign companies. These companies include the other leading independent rigid disc drive manufacturers, as well as large integrated multinational computer manufacturers such as Digital Equipment Corporation, Fujitsu Limited, Hewlett-Packard Company, Hitachi Limited, IBM, NEC Corporation and Toshiba Corporation. The Company also continues to face indirect competition from present and potential customers, including several of the computer manufacturers listed above, which continuously evaluate whether to manufacture their own drives or purchase them from outside sources. The introduction of products using alternative data storage and retrieval technologies could also be a significant source of competition. Products based upon such alternative technologies, which include optical recording technology and semiconductor memory (flash memory, SRAM and DRAM), could compete with the Company's products in the future.

     Availability of Component Supply. The Company relies on sole sources for certain components used in some of its products, and has experienced production delays when unable to obtain sufficient quantities of certain components or assembly capacity. While the Company maintains component inventory at levels it believes are adequate for its short-term needs, a prolonged inability to obtain essential components could have a material adverse effect on the Company's business and results of operations.

     Price Volatility of the Company's Common Stock. The Company's Common Stock has historically been subject to substantial price volatility as a result of quarter-to-quarter variations in the financial results of the Company or its competitors, announcements of new products by the Company or its competitors and announcements of changing business conditions by the Company's competitors or other companies within the computer industry. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market prices of the Company's Common Stock.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

     9001-7138 Quebec Inc. (the "Selling Stockholder") acquired the Shares in connection with the acquisition (the "Acquisition") by the Company of all of the outstanding capital stock of Crystal Computer Services Inc. on May 30, 1994. The Shares held by the Selling Stockholder represent approximately 1% of the outstanding shares of the Company's Common Stock as of September 2, 1994. Terry Cunningham, the sole shareholder of 9001-7138 Quebec Inc., is President of Crystal Computer Services Inc., now a wholly owned subsidiary of the Company.

     Pursuant to the terms of the Registration Rights Agreement dated as of May 30, 1994 (the "Registration Rights Agreement"), between the Company and the Selling Stockholder, the Company undertook to use its best reasonable efforts to register, at the request of the Selling Stockholder, the Shares held by the Selling Stockholder. The Registration Rights Agreement also includes certain indemnification arrangements with the Selling Stockholder. On August 16, 1994, the Selling Stockholder exercised its registration rights and requested that the Company register all of the Shares.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions (which may involve block transactions) on the Nasdaq National Market, or any exchange on which the Common Stock may then be listed, in the over-the-counter market or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers the Shares, for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Stockholder and any participating brokers or dealers may be deemed to be "underwriters"as defined in the Securities Act.

     The Registration Rights Agreement provides that the Company will indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

     The Company may suspend the use of this Prospectus for a discrete period of time if, in the judgment of its Board of Directors, it is advisable to do so due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events. The Company is obligated in the event of such suspension to use its reasonable efforts to ensure that the use of the Prospectus may be resumed as soon as practicable. This offering will terminate on the earlier of (a) April 15, 1995 or (b) the date on which all Shares offered hereby have been sold by the Selling Stockholder.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the securities offered hereby will be passed upon for the Company by Wilson, Sonsini, Goodrich and Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

     The consolidated financial statements of Seagate Technology, Inc. incorporated by reference in Seagate Technology, Inc.'s Annual Report (Form 10-K) for the fiscal year ended July 1, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- ------------------------------------------------------
- ------------------------------------------------------

                               TABLE OF CONTENTS

                                         PAGE
Available Information...................     2
Incorporation of Certain Documents by
  Reference.............................     2
The Company.............................     3
Risk Factors............................     4
Use of Proceeds.........................     6
Selling Stockholder.....................     6
Plan of Distribution....................     7
Legal Matters...........................     7
Experts.................................     7
          ------------------------
  No dealer, salesperson or other person has
  been authorized to give any information or
to make any representations other than those
contained in this Prospectus, and, if given
or made, such information and representations
must not be relied upon as having been
authorized by the Company or the Selling
Stockholder. This Prospectus does not con-
stitute an offer to sell or a solicitation of
an offer to buy the shares by anyone in any
jurisdiction in which such offer or
solicitation is not authorized, or in which
the person making the offer or solicitation
is not qualified to do so, or to any person
to whom it is unlawful to make such offer or
solicitation. Under no circumstances shall
the delivery of this Prospectus or any sale
made pursuant to this Prospectus, create any
implication that the information contained in
this Prospectus is correct as of any time
subsequent to the date of this Prospectus.
- ---------------------------------------------
- ---------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------
                                 737,099 SHARES

                            SEAGATE TECHNOLOGY, INC.

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                October   , 1994
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses, all of which will be paid by the Company in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee............................................   $ 5,656
Printing and engraving expenses.................................     3,000
Legal fees and expenses.........................................    25,000
Accounting fees and expenses....................................     7,000
Blue Sky fees and expenses (including legal fees)...............     3,000
Transfer agent's and registrar's fees and expenses..............        --
Miscellaneous expenses..........................................        --
                                                                   -------
          Total.................................................   $43,656
                                                                   =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has the power, pursuant to Section 145 of the Delaware General Corporation Law, to limit the liability of directors of the Company for certain breaches of fiduciary duty and to indemnify its directors, officers and other persons for certain acts. The Company's Certificate of Incorporation includes the following provision:

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article 11, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Company's By-laws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware law, including circumstances in which indemnification may otherwise be discretionary under Delaware law. Pursuant to
Article IV of the Company's By-laws, in January 1987 the Registrant entered into Indemnification Agreements with its officers and directors, a form of which is contained in the Registrant's Proxy Statement for the 1986 Annual Meeting of Shareholders on file with the Commission. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by Delaware law and may require the Registrant, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Registration Rights Agreement (Exhibit 4.5 hereto) provides for cross-indemnification of the Selling Stockholder and the Registrant, its directors and officers for certain liabilities arising under the Securities Act or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                        DESCRIPTION
- ------     ---------------------------------------------------------------------------------
  4.2(1)   Preferred Shares Rights Agreement dated as of November 22, 1988, between Seagate
           Technology, Inc. and Bank of America, N.T. & S.A.
  4.5      Registration Rights Agreement dated as of May 30, 1994, by and between Seagate
           Technology, Inc. and 9001-7138 Quebec Inc.
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 24.1      Consent of Independent Auditors (see page II-5).
 24.2      Consent of Counsel (included in Exhibit 5.1).
 25.1      Power of Attorney (included on page II-4).

- ---------------

(1) Incorporated by reference to exhibits filed in response to Item 2, "Exhibits," of the Company's Registration Statement on Form 8-A, as amended, filed with the Securities and Exchange Commission on November 23, 1988.

    ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

             b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Seagate Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 12th day of October, 1994.

                                          SEAGATE TECHNOLOGY, INC.

                                          By:      /s/  ALAN F. SHUGART
                                            ------------------------------------
                                            Alan F. Shugart, Chairman of the
                                              Board of Directors, President,
                                              Chief Executive Officer and Chief
                                              Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan F. Shugart and Donald L. Waite, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                              TITLE                     DATE
- ---------------------------------------------   ------------------------   ---------------------
          /s/  ALAN F. SHUGART                  President, Chief                October 12, 1994
- ---------------------------------------------     Executive Officer and
              (Alan F. Shugart)                   Chairman of the Board
                                                  of Directors
                                                  (Principal Executive
                                                  Officer)

          /s/  DONALD L. WAITE                  Senior Vice President           October 12, 1994
- ---------------------------------------------     and Chief Financial
              (Donald L. Waite)                   Officer (Principal
                                                  Financial and
                                                  Accounting Officer)

          /s/  GARY B, FILLER                   Director                        October 12, 1994
- ---------------------------------------------
              (Gary B. Filler)

          /s/  ROBERT A. KLEIST                 Director                        October 12, 1994
- ---------------------------------------------
             (Robert A. Kleist)

        /s/  KENNETH E. HAUGHTON                Director                        October 12, 1994
- ---------------------------------------------
            (Kenneth E. Haughton)

        /s/  THOMAS P. STAFFORD                 Director                        October 12, 1994
- ---------------------------------------------
            (Thomas P. Stafford)

         /s/  LAWRENCE PERLMAN                  Director                        October 12, 1994
- ---------------------------------------------
             (Lawrence Perlman)

       /s/  LAUREL L. WILKENING                 Director                        October 12, 1994
- ---------------------------------------------
            (Laurel L. Wilkening)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Seagate Technology, Inc. for the registration of 737,099 shares of its Common Stock and to the incorporation by reference therein of our report dated July 12, 1994, except for the Subsequent Events note as to which the date is August 4, 1994, with respect to the consolidated financial statements of Seagate Technology, Inc., incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended July 1, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Jose, California
October 13, 1994

                               INDEX TO EXHIBITS

                                                                                        SEQUENTIALLY
EXHIBIT                                                                                   NUMBERED
NUMBER                                        EXHIBITS                                      PAGE
- -------     ----------------------------------------------------------------------------
   4.2 (1)  Preferred Shares Rights Agreement dated as of November 22, 1988, between
            Seagate Technology, Inc. and Bank of America, N.T. & S.A. ..................
   4.5      Registration Rights Agreement dated as of May 30, 1994, by and between
            Seagate Technology, Inc. and 9001-7138 Quebec Inc. .........................
   5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.......
  24.1      Consent of Independent Auditors (see page II-5).............................
  24.2      Consent of Counsel (included in Exhibit 5.1)................................
  25.1      Power of Attorney (included on page II-4)...................................

- ---------------

(1) Incorporated by reference to exhibits filed in response to Item 2, "Exhibits," of the Company's Registration Statement on Form 8-A, as amended, filed with the Securities and Exchange Commission on November 23, 1988.